EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON

FORM 8-K DATED July 26, 2004

Commission File Number 1-6887

Bank of Hawaii Corporation Second Quarter 2004 Financial Results

•                  Diluted Earnings Per Share Increases to $0.79, Up 65 Percent

•                  Net Income of $44.2 Million for the Quarter, Up 47 Percent

•                  Additional Share Repurchase Authorization of $100 Million

•                  Board of Directors Declares Dividend of $0.30 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 26, 2004) – Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.79 for the second quarter of 2004, up $0.10 or 14.5 percent from $0.69 in the first quarter of 2004, and up $0.31 or 64.6 percent from $0.48 in the comparable quarter last year.  Net income for the second quarter of 2004 was $44.2 million, up $4.4 million or 11.1 percent from $39.8 million in the previous quarter and up $14.2 million or 47.3 percent from $30.0 million reported in the same quarter last year.

Return on average assets for the second quarter of 2004 was 1.80 percent, up from 1.65 percent in the first quarter of 2004, and up from 1.27 percent in the second quarter of 2003.  Return on average equity was 24.28 percent for the second quarter of 2004, up from 19.98 percent in the previous quarter and a significant improvement from 12.93 percent in the same quarter last year.

For six months ended June 30, 2004, net income was $84.0 million, up $24.2 million or 40.4 percent from net income of $59.8 million for the same period last year.  Diluted earnings per share were $1.48 for the first half of 2004, an increase of 55.8 percent from diluted earnings per share of $0.95 for the first half of 2003.  The year-to-date return on average assets was 1.73 percent, up from 1.29 percent for the same six months in 2003.  The year-to-date return on average equity was 22.03 percent, up from 12.67 percent for the six months ended June 30, 2003.

“I am pleased to report that we continue to make solid progress in improving our operating efficiency, asset quality and customer service levels,” said Michael E. O’Neill, Chairman and CEO.  “The Hawaii economy continues to strengthen, and our leadership team remains keenly focused on growing our businesses in our key markets and achieving the goals of our new three-year plan.”

- more -

Bank of Hawaii Corporation Second Quarter 2004 Financial Results

In a separate news release issued today, Bank of Hawaii Corporation announced that the Board of Directors elected Allan Landon, President and COO, to succeed Michael E. O’Neill as Chairman and CEO on September 1, 2004.  Mr. O’Neill will be leaving Bank of Hawaii.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2004 was $95.9 million, down $0.2 million from net interest income of $96.1 million in the first quarter of 2004, and up $5.4 million from net interest income of $90.5 million in the second quarter of 2003. The increase from the previous year was largely the result of lower interest rates paid on deposits and a reduction in long-term debt.  An analysis of the change in net interest income is included in Table 6.

The net interest margin was 4.17 percent for the second quarter of 2004, down 13 basis points from the net interest margin of 4.30 percent in the previous quarter and up 5 basis points from 4.12 percent in the same quarter last year.  The decrease in the net interest margin compared to the previous quarter was largely due to a decrease in the average yield on the loan portfolio.

Credit quality continued to improve during the second quarter of 2004.  The Company recognized a $3.5 million negative provision for loan and lease losses during the quarter and did not record a provision for the previous seven quarters.  The allowance for loan and lease losses was reduced $2.3 million from March 31, 2004, reflecting the reduced credit risk profile.

Non-interest income was $54.8 million for the second quarter of 2004 compared to non-interest income of $48.8 million in the first quarter of 2004 and $50.7 million in the second quarter of 2003.  The improvement from the previous quarter was largely due to a partnership distribution of $3.2 million, a gain of $2.5 million on the sale of land, and increased mortgage banking income.  Growth in fee income, including annuity and brokerage fees, was partially offset by a seasonal decline in tax service income and service charges on deposits.

Non-interest expense for the second quarter of 2004 was $85.1 million, up $2.1 million from $83.0 million in the previous quarter and down $10.3 million or 10.8 percent from non-interest expense of $95.4 million in the second quarter of 2003.  The increase from the previous quarter was largely the result of charges of $2.2 million to settle litigation and a contribution of $1.0 million to the Bank of Hawaii Charitable Foundation.  Non-interest expense in the second quarter of 2003 included $10.1 million in systems replacement costs.  Excluding these items, non-interest expense in the second quarter of 2004 was down $2.8 million or 3.3 percent from the same quarter last year.

The efficiency ratio was 56.5 percent for the second quarter of 2004, down from 57.3 percent in the first quarter of 2004.  Excluding systems replacement costs, the efficiency ratio was 60.4 percent in the second quarter of 2003.  For six months ended June 30, 2004, the efficiency ratio was 56.9 percent compared to 67.0 percent for the same period in 2003.  Excluding systems replacement costs, the efficiency ratio was 60.7 percent for the first six months of last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Business segment performance details are summarized in Table 11a and 11b.

2

Asset Quality

Bank of Hawaii Corporation’s credit quality remained strong during the second quarter of 2004.  Non-performing assets declined to $21.2 million at the end of the second quarter of 2004, a decrease of $6.7 million, or 24.1 percent, from non-performing assets of $27.9 million at the end of the first quarter of 2004.  Non-performing assets decreased $20.8 million, or 49.6 percent, compared to non-performing assets of $42.0 million at the end of the same quarter last year.  At June 30, 2004, the ratio of non-performing assets to total loans and foreclosed real estate was 0.37 percent, down from 0.49 percent at March 31, 2004 and down from 0.77 percent at June 30, 2003.

Non-accrual loans were $16.3 million at June 30, 2004, a reduction of $7.2 million, or 30.6 percent, from $23.5 million at March 31, 2004 and down $16.4 million, or 50.2 percent, from $32.7 million at June 30, 2003.  Non-accrual loans as a percentage of total loans were 0.28 percent at June 30, 2004, down from 0.41 percent at the end of the previous quarter and down from 0.60 percent at the end of the comparable quarter last year.

Net charge-offs were in a net recovery position of $1.2 million in the second quarter of 2004 as charge-offs of $8.8 million were more than offset by recoveries of $10.0 million.  Net charge-offs in the first quarter of 2004 were $1.9 million, or 0.13 percent (annualized) of total average loans.  Net charge-offs during the second quarter of 2003 were $2.1 million, or 0.15 percent (annualized) of total average loans.  Net charge-offs for the first six months of 2004 were $0.7 million, or 0.02 percent (annualized) of total average loans compared to $4.9 million, or 0.18 percent (annualized) of total average loans for the same period last year.

The allowance for loan and lease losses was $124.9 million at June 30, 2004.  The ratio of the allowance for loan and lease losses to total loans was 2.16 percent at June 30, 2004 compared with 2.23 percent at March 31, 2004 and 2.52 percent at the end of the same quarter last year.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 8.

Other Financial Highlights

Total assets decreased to $9.7 billion at June 30, 2004, compared to total assets of $10.0 billion at March 31, 2004 and were slightly up from $9.6 billion at June 30, 2003.  The decrease in total assets from the previous quarter was primarily due to a lower level of funding resulting from securities sold under agreements to repurchase by public entities.

Total deposits at June 30, 2004 were $7.5 billion, up from total deposits of $7.4 billion at March 31, 2004 and up from total deposits of $7.1 billion at June 30, 2003 due to continued strong growth in demand and savings deposits.

During the second quarter of 2004, Bank of Hawaii Corporation repurchased 2.1 million shares of common stock at a total cost of $92.9 million under the share repurchase program.  The average cost per share was $43.91 during the quarter.  From the beginning of the share repurchase program in July 2001 through June 30, 2004, the Company repurchased a total of 33.2 million shares and returned a total of $1,005.7 million to the shareholders at an average cost of $30.27 per share.

3

The Company’s Board of Directors has increased the authorization under the share repurchase program by an additional $100 million of common stock.  This new authorization, combined with the previously announced authorizations of $1,050 million, brings the total repurchase authority to $1,150 million.  From July 1, 2004 through July 23, 2004, the Company repurchased an additional 0.2 million shares of common stock at an average cost of $45.50 per share.  Remaining buyback authority was $137.0 million at July 23, 2004.

The Company’s capital and liquidity remain strong.  At June 30, 2004, the Tier 1 leverage ratio was 7.16 percent compared to 7.88 percent at March 31, 2004 and 9.29 percent at June 30, 2003.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.30 per share on the Company’s outstanding shares.  The dividend will be payable on September 15, 2004 to shareholders of record at the close of business on August 30, 2004.

Economic Outlook

Tourism in Hawaii may reach record levels during the summer of 2004.  Total visitor counts were up 9.0 percent year-to-date through May 2004 and up 13.0 percent in June compared to last year.  Growth in tourism is a result of the continued strength in domestic visitors to Hawaii and increased international visitors, partially due to the improving Japan economy and favorable yen/dollar exchange rates.  Hotel revenues rose 6.0 percent, matched by growth in overall business receipts, during the State fiscal year ending in June 2004.

Hawaii’s seasonally-adjusted unemployment rate declined to 3.0 percent in May, one percentage point below a year ago, as labor markets tightened.  Seasonally-adjusted payrolls grew at a 1.7 percent annualized rate in the most recent six-month period, and were up 2.1 percent on a year-over-year basis in May 2004.

Hawaii real estate investment continues to dominate near-term growth prospects.  Home sales volumes in Honolulu have grown at annual rates of more than 15.0 percent since 1997 and record volumes are expected to be reached this summer.  Military housing privatization is anticipated to double annual homebuilding on Oahu beginning in the fourth quarter of 2004.  Overall, construction employment is expected to return to early-1990s cyclical peaks.

Honolulu’s semiannual inflation rate for the first half of 2004 is expected to repeat the 3.0 percent recorded in the second half of 2003, up from 1.0 percent a year earlier.  Strong China, Eastern Asia and Southern California economies, and recoveries in Northern California and the Pacific Northwest, put Hawaii at the center of regional economic strength once again.

Earnings Outlook

Bank of Hawaii Corporation currently anticipates net income for the full year of 2004 will be approximately $163 million to $167 million.  Based on present conditions, the Company does not expect to record a provision for loan and lease losses for the remainder of 2004.  However, the actual amount of the provision for loan and lease losses depends on determinations of credit risk that are made near the end of each quarter.  Earnings per share and return on equity projections continue to be dependent upon the terms and timing of share repurchases.

4

Conference Call Information

The Company will review its second quarter 2004 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is 800-299-9630 in the United States or 617-786-2904 for international callers.  No confirmation code is required to access the call.  A replay will be available for one week beginning at 10:00 a.m. Hawaii Time (4:00 p.m. Eastern Time) on Monday, July 26, 2004 by calling 888-286-8010 in the United States or 617-801-6888 for international callers and entering the number 11335073 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

Forward-Looking Statements

This news release contains forward-looking statements concerning, among other things, the economic environment in our service area, the expected level of loan loss provisioning, and anticipated net income, dividends, revenues and expenses during 2004 and beyond.  Our forward-looking statements are based on numerous assumptions, any of which could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates that may affect our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases; 5) inability to achieve expected benefits of our business process changes due to adverse changes in implementation processes or costs, operational savings, or timing; 6) real or threatened acts of war or terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and our customers’ operations.  We do not undertake any obligation to update forward-looking statements to reflect later events or circumstances.

# # # #

5

Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1

(dollars in thousands except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Earnings Highlights and Performance Ratios	2004	2003	2004	2003

Net Income	$44,232	$30,034	$84,031	$59,835
Basic Earnings Per Share	0.84	0.50	1.57	0.99
Diluted Earnings Per Share	0.79	0.48	1.48	0.95
Cash Dividends	15,804	11,370	32,222	22,932
Net Income to Average Total Assets (ROA)	1.80%	1.27%	1.73%	1.29%
Net Income to Average Shareholders’ Equity (ROE)	24.28%	12.93%	22.03%	12.67%
Net Interest Margin	4.17%	4.12%	4.23%	4.21%
Efficiency Ratio (1)	56.49%	67.55%	56.89%	67.01%
Efficiency Ratio excluding System Replacement Costs	56.49%	60.39%	56.89%	60.68%

		June 30,
Statement of Condition Highlights and Performance Ratios		2004	2003

Total Assets		$9,688,769	$9,550,934
Net Loans		5,662,410	5,333,896
Total Deposits		7,469,288	7,140,849
Total Shareholders’ Equity		699,438	913,010

Book Value Per Common Share		$13.34	$15.50
Allowance / Loans and Leases Outstanding		2.16%	2.52%
Average Equity / Average Assets		7.84%	10.16%
Employees (FTE)		2,683	2,879
Branches and offices		89	91

Market Price Per Share of Common Stock for the Quarter Ended:
	Closing	$45.22	$33.15
	High	$46.84	$35.90
	Low	$40.97	$30.75

(1)          The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands except per share amounts)	2004	2003	2004	2003
Interest Income
Interest and Fees on Loans and Leases	$80,346	$85,954	$161,774	$171,727
Income on Investment Securities - Held to Maturity	6,711	3,083	13,687	5,366
Income on Investment Securities - Available for Sale	21,745	19,815	42,591	42,278
Deposits	1,646	1,161	2,877	2,468
Funds Sold	177	822	594	1,586
Other	865	1,016	1,723	2,205
Total Interest Income	111,490	111,851	223,246	225,630
Interest Expense
Deposits	8,560	13,309	17,760	27,756
Securities Sold Under Agreements to Repurchase	2,222	2,391	4,148	4,633
Funds Purchased	506	219	737	424
Short-Term Borrowings	13	25	28	49
Long-Term Debt	4,340	5,422	8,693	11,283
Total Interest Expense	15,641	21,366	31,366	44,145
Net Interest Income	95,849	90,485	191,880	181,485
Provision for Loan and Lease Losses	(3,500)	—	(3,500)	—
Net Interest Income After Provision for Loan and Lease Losses	99,349	90,485	195,380	181,485
Non-Interest Income
Trust and Asset Management	12,995	12,545	26,859	25,726
Mortgage Banking	2,808	6,061	4,785	6,344
Service Charges on Deposit Accounts	9,540	8,645	19,490	17,595
Fees, Exchange, and Other Service Charges	14,243	13,473	27,482	26,462
Investment Securities Gains (Losses)	(37)	587	(37)	1,170
Insurance	3,303	3,015	6,946	6,095
Other	11,996	6,413	18,165	12,100
Total Non-Interest Income	54,848	50,739	103,690	95,492
Non-Interest Expense
Salaries and Benefits	46,689	47,711	92,690	94,140
Net Occupancy Expense	9,543	9,628	18,929	19,241
Net Equipment Expense	5,799	9,208	11,763	18,956
Information Technology Systems Replacement Project	—	10,105	—	17,522
Other	23,094	18,742	44,765	35,735
Total Non-Interest Expense	85,125	95,394	168,147	185,594
Income Before Income Taxes	69,072	45,830	130,923	91,383
Provision for Income Taxes	24,840	15,796	46,892	31,548
Net Income	$44,232	$30,034	$84,031	$59,835
Basic Earnings Per Share	$0.84	$0.50	$1.57	$0.99
Diluted Earnings Per Share	$0.79	$0.48	$1.48	$0.95
Dividends Declared Per Share	$0.30	$0.19	$0.60	$0.38
Basic Weighted Average Shares	52,491,874	59,566,970	53,389,261	60,425,943
Diluted Weighted Average Shares	55,662,415	62,301,337	56,710,653	62,907,697

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition	Table 3

(dollars in thousands)	June 30, 2004	December 31, 2003	June 30, 2003
	(Unaudited)		(Unaudited)
Assets
Interest-Bearing Deposits	$179,680	$154,735	$307,552
Investment Securities - Held to Maturity (Market Value of $663,534, $720,699, and $555,878)	679,382	727,233	548,719
Investment Securities - Available for Sale	2,275,272	1,991,116	2,140,607
Funds Sold	—	—	250,000
Loans Held for Sale	9,565	9,211	71,892
Loans and Leases	5,787,314	5,757,175	5,471,870
Allowance for Loan and Lease Losses	(124,904)	(129,080)	(137,974)
Net Loans	5,662,410	5,628,095	5,333,896
Total Earning Assets	8,806,309	8,510,390	8,652,666
Cash and Non-Interest-Bearing Deposits	339,486	363,495	297,868
Premises and Equipment	149,128	160,005	165,542
Customers’ Acceptance Liability	1,213	1,707	1,371
Accrued Interest Receivable	36,378	32,672	35,849
Foreclosed Real Estate	4,889	4,377	9,285
Mortgage Servicing Rights	20,819	22,178	24,841
Goodwill	36,216	36,216	36,216
Other Assets	294,331	330,607	327,296
Total Assets	$9,688,769	$9,461,647	$9,550,934
Liabilities
Deposits
Non-Interest-Bearing Demand	$1,939,580	$1,933,928	$1,843,750
Interest-Bearing Demand	1,464,207	1,356,330	1,161,409
Savings	2,976,108	2,833,379	2,754,607
Time	1,089,393	1,209,142	1,381,083
Total Deposits	7,469,288	7,332,779	7,140,849
Securities Sold Under Agreements to Repurchase	687,816	472,757	699,256
Funds Purchased	139,055	109,090	90,200
Short-Term Borrowings	11,055	12,690	22,424
Current Maturities of Long-Term Debt	80,000	96,505	34,000
Banker’s Acceptances Outstanding	1,213	1,707	1,371
Retirement Benefits Payable	62,821	61,841	62,678
Accrued Interest Payable	7,169	7,483	9,755
Taxes Payable and Deferred Taxes	225,989	207,101	196,868
Other Liabilities	87,325	138,999	81,988
Long-Term Debt	217,600	227,563	298,535
Total Liabilities	8,989,331	8,668,515	8,637,924
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: June 2004 - 81,711,599 / 52,426,010, December 2003 - 81,647,729 / 54,928,480, June 2003 - 81,588,394 / 58,896,230	813	807	807
Capital Surplus	403,150	391,701	386,565
Accumulated Other Comprehensive Income (Loss)	(27,258)	(5,711)	12,412
Retained Earnings	1,251,689	1,199,077	1,151,623
Deferred Stock Grants	(9,391)	(8,309)	(8,168)
Treasury Stock, at Cost (Shares: June 2004 - 29,285,589, December 2003 - 26,719,249, June 2003 - 22,692,164)	(919,565)	(784,433)	(630,229)
Total Shareholders’ Equity	699,438	793,132	913,010
Total Liabilities and Shareholders’ Equity	$9,688,769	$9,461,647	$9,550,934

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)	Total	Common Stock	Capital Surplus	Accum. Other Compre- hensive Income (Loss)	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre-hensive Income

Balance at December 31, 2003	$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)
Comprehensive Income:
Net Income	84,031	—	—	—	84,031	—	—	$84,031
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(21,547)	—	—	(21,547)	—	—	—	(21,547)
Total Comprehensive Income								$62,484

Common Stock Issued under Stock Plans and Related Tax Benefits (908,502 shares)	32,028	6	11,449	—	803	(1,082)	20,852
Treasury Stock Purchased (3,527,779 shares)	(155,984)	—	—	—	—	—	(155,984)
Cash Dividends Paid	(32,222)	—	—	—	(32,222)	—	—
Balance at June 30, 2004	$699,438	$813	$403,150	$(27,258)	$1,251,689	$(9,391)	$(919,565)

Balance at December 31, 2002	$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income:
Net Income	59,835	—	—	—	59,835	—	—	$59,835
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	753	—	—	753	—	—	—	753
Total Comprehensive Income								$60,588

Common Stock Issued under Stock Plans and Related Tax Benefits (992,802 shares)	21,785	1	14,373	—	(1,190)	(6,744)	15,345
Treasury Stock Purchased (5,107,779 shares)	(162,190)	—	—	—	—	—	(162,190)
Cash Dividends Paid	(22,932)	—	—	—	(22,932)	—	—
Balance at June 30, 2003	$913,010	$807	$386,565	$12,412	$1,151,623	$(8,168)	$(630,229)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5

(dollars in millions)	Three Months Ended June 30, 2004			Three Months Ended March 31, 2004			Three Months Ended June 30, 2003			Six Months Ended June 30, 2004
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest-Bearing Deposits	$408.8	$1.6	1.62%	$249.6	$1.2	1.98%	$212.4	$1.2	2.19%	$329.2	$2.8	1.76%
Funds Sold	71.3	0.2	0.99	168.9	0.4	0.99	267.3	0.9	1.23	120.1	0.6	0.99
Investment Securities
Held to Maturity	709.8	6.8	3.80	719.6	7.0	3.90	324.8	3.1	3.85	714.8	13.8	3.85
Available for Sale	2,148.9	21.7	4.05	1,988.5	20.8	4.20	2,316.9	19.8	3.42	2,068.7	42.5	4.12
Loans Held for Sale	20.7	0.3	5.54	15.4	0.2	5.33	81.6	1.1	5.43	18.1	0.5	5.45
Loans and Leases
Commercial and Industrial	828.0	10.2	4.97	844.4	10.1	4.81	834.6	10.0	4.81	836.2	20.3	4.89
Construction	100.4	0.9	3.80	100.4	1.1	4.31	83.0	0.9	4.50	100.4	2.0	4.05
Commercial Mortgage	638.9	8.6	5.39	634.1	8.6	5.45	682.5	10.1	5.93	636.5	17.2	5.42
Residential Mortgage	2,281.8	32.2	5.65	2,317.5	33.3	5.75	2,295.1	37.3	6.50	2,299.6	65.5	5.70
Installment	700.4	14.5	8.34	651.0	14.3	8.84	535.6	13.6	10.18	675.7	28.8	8.58
Home Equity	534.6	6.1	4.63	489.2	5.8	4.75	442.7	5.6	5.06	511.9	11.9	4.68
Purchased Home Equity	178.8	1.9	4.16	204.9	2.7	5.18	162.3	2.0	4.96	191.8	4.6	4.70
Lease Financing	510.1	5.6	4.38	500.9	5.4	4.33	482.6	5.3	4.42	505.5	11.0	4.35
Total Loans and Leases	5,773.0	80.0	5.56	5,742.4	81.3	5.68	5,518.4	84.8	6.16	5,757.6	161.3	5.62
Other	78.1	0.9	4.45	77.5	0.9	4.45	75.3	1.0	5.41	77.8	1.8	4.45
Total Earning Assets	9,210.6	111.5	4.86	8,961.9	111.8	5.00	8,796.7	111.9	5.09	9,086.3	223.3	4.93
Cash and Non-Interest-Bearing Deposits	306.3			327.6			325.6			316.9
Other Assets	376.4			388.4			385.9			382.4
Total Assets	$9,893.3			$9,677.9			$9,508.2			$9,785.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,390.2	0.6	0.17	$1,370.0	0.5	0.15	$1,169.4	0.7	0.25	$1,380.1	1.1	0.16
Savings	2,911.5	3.1	0.43	2,871.6	3.3	0.46	2,744.1	4.5	0.65	2,891.6	6.4	0.44
Time	1,129.5	4.9	1.74	1,188.8	5.4	1.83	1,427.1	8.2	2.28	1,159.1	10.3	1.79
Total Interest-Bearing Deposits	5,431.2	8.6	0.63	5,430.4	9.2	0.68	5,340.6	13.4	1.00	5,430.8	17.8	0.66
Short-Term Borrowings	1,082.5	2.7	1.02	862.3	2.2	1.01	810.2	2.6	1.30	972.4	4.9	1.02
Long-Term Debt	317.3	4.3	5.48	320.9	4.3	5.44	371.5	5.4	5.84	319.1	8.6	5.46
Total Interest-Bearing Liabilities	6,831.0	15.6	0.92	6,613.6	15.7	0.96	6,522.3	21.4	1.31	6,722.3	31.3	0.94
Net Interest Income		$95.9			$96.1			$90.5			$192.0
Interest Rate Spread			3.94%			4.04%			3.78%			3.99%
Net Interest Margin			4.17%			4.30%			4.12%			4.23%
Non-Interest-Bearing Demand Deposits	1,940.2			1,889.5			1,695.3			1,914.8
Other Liabilities	389.4			373.6			358.7			381.5
Shareholders’ Equity	732.7			801.2			931.9			767.0
Total Liabilities and Shareholders’ Equity	$9,893.3			$9,677.9			$9,508.2			$9,785.6

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)	Table 6

(dollars in millions)	Three Months Ended June 30, 2004 Compared to March 31, 2004
	Volume (1)	Rate (1)	Total

Change in Interest Income:
Interest-Bearing Deposits	$0.6	$(0.2)	$0.4
Funds Sold	(0.2)	—	(0.2)
Investment Securities
Held to Maturity	—	(0.2)	(0.2)
Available for Sale	1.6	(0.7)	0.9
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	(0.2)	0.3	0.1
Construction	—	(0.2)	(0.2)
Commercial Mortgage	0.1	(0.1)	—
Residential Mortgage	(0.5)	(0.6)	(1.1)
Installment	1.0	(0.8)	0.2
Home Equity	0.5	(0.2)	0.3
Purchased Home Equity	(0.3)	(0.5)	(0.8)
Lease Financing	0.1	0.1	0.2
Total Loans and Leases	0.7	(2.0)	(1.3)
Total Change in Interest Income	2.8	(3.1)	(0.3)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	0.1
Savings	—	(0.2)	(0.2)
Time	(0.2)	(0.3)	(0.5)
Total Interest-Bearing Deposits	(0.2)	(0.4)	(0.6)
Short-Term Borrowings	0.5	—	0.5
Total Change in Interest Expense	0.3	(0.4)	(0.1)

Change in Net Interest Income	$2.5	$(2.7)	$(0.2)

(1)          The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume or rate for that category.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2004	2003	2004	2003

Salaries	$27,904	$29,783	$55,108	$58,297
Incentive Compensation	3,260	2,993	7,076	6,584
Stock Based Compensation	3,233	2,206	6,129	3,324
Commission Expense	2,284	2,925	3,911	5,412
Retirement and Other Benefits	4,214	4,091	8,571	8,542
Payroll Taxes	3,103	2,708	6,533	6,157
Medical, Dental, and Life Insurance	2,136	1,679	4,240	3,749
Separation Expense	555	1,326	1,122	2,075
Total Salaries and Benefits	$46,689	$47,711	$92,690	$94,140

Bank of Hawaii Corporation and Subsidiaries
Loan Portfolio Balances (Unaudited)	Table 8

(dollars in thousands)	June 30, 2004	March 31, 2004	December 31, 2003	June 30, 2003
Domestic Loans
Commercial
Commercial and Industrial	$776,815	$793,293	$816,246	$808,503
Commercial Mortgage	643,382	650,566	639,354	689,759
Construction	98,916	91,002	101,321	83,583
Lease Financing	447,673	442,590	435,934	416,920
Total Commercial	1,966,786	1,977,451	1,992,855	1,998,765
Consumer
Residential Mortgage	2,257,624	2,254,654	2,320,410	2,222,003
Home Equity	559,225	510,378	467,019	450,273
Purchased Home Equity	162,730	191,066	212,514	145,588
Other Consumer	721,386	671,893	658,831	554,795
Lease Financing	34,676	34,816	35,320	33,972
Total Consumer	3,735,641	3,662,807	3,694,094	3,406,631
Total Domestic Loans	5,702,427	5,640,258	5,686,949	5,405,396
Foreign Loans	84,887	74,738	70,226	66,474
Total Loans and Leases	$5,787,314	$5,714,996	$5,757,175	$5,471,870

Selected Concentrations of Credit Exposure (Unaudited)

(dollars in thousands)	Outstanding	June 30, 2004 Unused Commitments	Total Exposure	Dec. 31, 2003 (1) Total Exposure	June 30, 2003 (1) Total Exposure

Air Transportation
United States Regional Passenger Carriers	$45,308	$13,183	$58,491	$59,231	$59,702
United States National Passenger Carriers	37,581	—	37,581	37,259	37,557
Passenger Carriers Based Outside United States	30,325	—	30,325	31,549	31,794
Cargo Carriers	14,122	—	14,122	14,405	14,739
Total Air Transportation	$127,336	$13,183	$140,519	$142,444	$143,792

Guam
Hotel	$15,614	$—	$15,614	$17,733	$42,806
Other Commercial	146,872	42,441	189,313	184,129	183,765
Consumer	306,002	12,075	318,077	288,831	265,851
Total Guam	$468,488	$54,516	$523,004	$490,693	$492,422

Syndicated Exposure	$265,908	$636,293	$902,201	$912,896	$930,118

Other Large Borrowers (2)	$62,734	$216,048	$278,782	$336,748	$372,924

Exposure includes loans, leveraged leases and operating leases.

(1)               For three borrowers, reclassifications have occurred between Regional and National Carriers.  Syndicated Exposure has been restated to include a purchased participation.

(2)               Other Large Borrowers is defined as exposure with commitments of $25 million and greater, excluding those collateralized by cash and those separately identified as Air Transportation, Guam, and Syndicated Exposure.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 9

(dollars in thousands)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$680	$6,009	$6,015	$7,856	$8,832
Commercial Mortgage	5,649	7,388	9,337	10,977	11,216
Lease Financing	1,948	1,962	2,181	2,388	2,423
Total Commercial	8,277	15,359	17,533	21,221	22,471
Consumer
Residential Mortgage	7,688	7,685	9,354	9,669	10,196
Home Equity	306	406	460	497	—
Total Consumer	7,994	8,091	9,814	10,166	10,196
Total Non-Accrual Loans	16,271	23,450	27,347	31,387	32,667
Foreclosed Real Estate	4,889	4,416	4,377	8,757	9,285
Total Non-Performing Assets	$21,160	$27,866	$31,724	$40,144	$41,952

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$19	$707	$725	$695	$523
Commercial Mortgage	693	702	—	—	—
Lease Financing	—	—	117	—	—
Total Commercial	712	1,409	842	695	523
Consumer
Residential Mortgage	698	595	1,430	2,027	1,817
Home Equity	—	—	—	—	84
Purchased Home Equity	32	107	—	107	98
Other Consumer	1,142	1,180	1,210	1,059	368
Lease Financing	57	—	—	—	19
Total Consumer	1,929	1,882	2,640	3,193	2,386
Total Accruing and Past Due	$2,641	$3,291	$3,482	$3,888	$2,909

Total Loans and Leases	$5,787,314	$5,714,996	$5,757,175	$5,570,405	$5,471,870

Ratio of Non-Accrual Loans to Total Loans	0.28%	0.41%	0.48%	0.56%	0.60%

Ratio of Non-Performing Assets to Total Loans and Foreclosed Real Estate	0.37%	0.49%	0.55%	0.72%	0.77%

Ratio of Non-Performing Assets and Accruing Loans Past Due 90 Days or More to Total Loans	0.41%	0.55%	0.61%	0.79%	0.82%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$27,866	$31,724	$40,144	$41,952	$44,217
Additions	3,909	3,293	2,340	3,199	11,603
Reductions
Payments	(4,232)	(4,555)	(3,416)	(1,782)	(4,279)
Return to Accrual	(2,700)	(1,444)	(839)	(1,464)	(7,556)
Sales of Foreclosed Assets	(147)	(310)	(4,418)	(1,025)	(672)
Charge-offs/Write-downs	(3,536)	(842)	(2,087)	(736)	(1,361)
Total Reductions	(10,615)	(7,151)	(10,760)	(5,007)	(13,868)
Balance at End of Quarter	$21,160	$27,866	$31,724	$40,144	$41,952

Bank of Hawaii Corporation and Subsidiaries
Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 10

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2004	2004	2003	2004	2003

Balance at Beginning of Period	$127,185	$129,080	$140,028	$129,080	$142,853
Loans Charged-Off
Commercial
Commercial and Industrial	3,328	387	565	3,715	2,182
Commercial Mortgage	—	574	400	574	400
Construction	—	—	—	—	529
Lease Financing	379	228	325	607	340
Consumer
Residential Mortgage	319	145	687	464	1,376
Home Equity	9	—	7	9	89
Purchased Home Equity	201	90	—	291	—
Other Consumer	4,564	4,655	3,619	9,219	6,708
Lease Financing	28	36	50	64	117
Total Loans Charged-Off	8,828	6,115	5,653	14,943	11,741
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	1,245	954	1,819	2,199	2,391
Commercial Mortgage	151	689	57	840	74
Construction	—	435	55	435	955
Lease Financing	1	15	—	16	17
Consumer
Residential Mortgage	304	294	254	598	457
Home Equity	101	39	50	140	103
Purchased Home Equity	57	—	—	57	—
Other Consumer	1,703	1,663	1,342	3,366	2,669
Lease Financing	16	55	8	71	53
Foreign	6,469	76	14	6,545	143
Total Recoveries on Loans Previously Charged-Off	10,047	4,220	3,599	14,267	6,862
Net Loan Recoveries (Charge-Offs)	1,219	(1,895)	(2,054)	(676)	(4,879)
Provision for Loan and Lease Losses	(3,500)	—	—	(3,500)	—
Balance at End of Period	$124,904	$127,185	$137,974	$124,904	$137,974

Average Loans Outstanding	$5,772,926	$5,742,368	$5,518,401	$5,757,647	$5,489,783

Ratio of Net Loan Charge-Offs to Average Loans Outstanding (annualized)	(0.08)%	0.13%	0.15%	0.02%	0.18%
Ratio of Allowance to Loans and Leases Outstanding	2.16%	2.23%	2.52%	2.16%	2.52%

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11a

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended June 30, 2004
Net Interest Income	$49,568	$33,607	$2,844	$9,830	$95,849
Provision for Loan and Lease Losses	2,587	2,730	(1)	(8,816)	(3,500)
Net Interest Income After Provision for Loan and Lease Losses	46,981	30,877	2,845	18,646	99,349
Non-Interest Income	24,388	12,188	12,938	5,334	54,848
	71,369	43,065	15,783	23,980	154,197
Non-Interest Expense	(44,560)	(23,009)	(13,145)	(4,411)	(85,125)
Income Before Income Taxes	26,809	20,056	2,638	19,569	69,072
Provision for Income Taxes	(9,919)	(7,421)	(976)	(6,524)	(24,840)
Allocated Net Income	16,890	12,635	1,662	13,045	44,232
Allowance Funding Value	(148)	(688)	(6)	842	—
GAAP Provision	2,587	2,730	(1)	(8,816)	(3,500)
Economic Provision	(3,510)	(2,821)	(99)	(3)	(6,433)
Tax Effect of Adjustments	396	288	39	2,951	3,674
Income Before Capital Charge	16,215	12,144	1,595	8,019	37,973
Capital Charge	(5,485)	(5,134)	(1,302)	(8,231)	(20,152)
Net Income (Loss) After Capital Charge (NIACC)	$10,730	$7,010	$293	$(212)	$17,821

RAROC (ROE for the Company)	33%	26%	14%	28%	24%

Total Assets at June 30, 2004	$3,693,382	$2,331,968	$114,021	$3,549,398	$9,688,769

Three Months Ended June 30, 2003 (1)
Net Interest Income	$53,139	$34,394	$2,635	$317	$90,485
Provision for Loan and Lease Losses	1,321	1,022	—	(2,343)	—
Net Interest Income After Provision for Loan and Lease Losses	51,818	33,372	2,635	2,660	90,485
Non-Interest Income	26,613	8,302	12,355	3,469	50,739
	78,431	41,674	14,990	6,129	141,224
Information Technology Systems Replacement Project	(368)	—	(90)	(9,647)	(10,105)
Non-Interest Expense	(45,238)	(23,884)	(12,145)	(4,022)	(85,289)
Income (Loss) Before Income Taxes	32,825	17,790	2,755	(7,540)	45,830
Provision for Income Taxes	(12,145)	(6,465)	(1,019)	3,833	(15,796)
Allocated Net Income (Loss)	20,680	11,325	1,736	(3,707)	30,034
Allowance Funding Value	(161)	(1,100)	(7)	1,268	—
GAAP Provision	1,321	1,022	—	(2,343)	—
Economic Provision	(2,901)	(3,031)	(108)	(5)	(6,045)
Tax Effect of Adjustments	644	1,150	42	401	2,237
Income (Loss) Before Capital Charge	19,583	9,366	1,663	(4,386)	26,226
Capital Charge	(5,683)	(5,418)	(1,255)	(13,275)	(25,631)
Net Income (Loss) After Capital Charge (NIACC)	$13,900	$3,948	$408	$(17,661)	$595

RAROC (ROE for the Company)	38%	19%	15%	(12)%	13%

Total Assets at June 30, 2003	$3,487,565	$2,242,905	$97,414	$3,723,050	$9,550,934

(1)          Certain 2003 information has been reclassified to conform to 2004 presentation.

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Six Months Ended June 30, 2004
Net Interest Income	$99,807	$67,671	$5,679	$18,723	$191,880
Provision for Loan and Lease Losses	5,334	2,477	48	(11,359)	(3,500)
Net Interest Income After Provision for Loan and Lease Losses	94,473	65,194	5,631	30,082	195,380
Non-Interest Income	45,403	22,660	27,338	8,289	103,690
	139,876	87,854	32,969	38,371	299,070
Non-Interest Expense	(87,777)	(46,247)	(26,082)	(8,041)	(168,147)
Income Before Income Taxes	52,099	41,607	6,887	30,330	130,923
Provision for Income Taxes	(19,277)	(15,376)	(2,548)	(9,691)	(46,892)
Allocated Net Income	32,822	26,231	4,339	20,639	84,031
Allowance Funding Value	(277)	(1,425)	(14)	1,716	—
GAAP Provision	5,334	2,477	48	(11,359)	(3,500)
Economic Provision	(6,906)	(5,598)	(193)	(5)	(12,702)
Tax Effect of Adjustments	684	1,682	59	3,570	5,995
Income Before Capital Charge	31,657	23,367	4,239	14,561	73,824
Capital Charge	(11,255)	(10,405)	(2,580)	(17,950)	(42,190)
Net Income (Loss) After Capital Charge (NIACC)	$20,402	$12,962	$1,659	$(3,389)	$31,634

RAROC (ROE for the Company)	31%	25%	18%	27%	22%

Total Assets at June 30, 2004	$3,693,382	$2,331,968	$114,021	$3,549,398	$9,688,769

Six Months Ended June 30, 2003 (1)
Net Interest Income	$105,331	$69,353	$5,955	$846	$181,485
Provision for Loan and Lease Losses	2,169	3,173	—	(5,342)	—
Net Interest Income After Provision for Loan and Lease Losses	103,162	66,180	5,955	6,188	181,485
Non-Interest Income	46,310	17,100	25,342	6,740	95,492
	149,472	83,280	31,297	12,928	276,977
Information Technology Systems Replacement Project	(950)	(23)	(334)	(16,215)	(17,522)
Non-Interest Expense	(88,878)	(47,308)	(24,374)	(7,512)	(168,072)
Income (Loss) Before Income Taxes	59,644	35,949	6,589	(10,799)	91,383
Provision for Income Taxes	(22,068)	(13,087)	(2,438)	6,045	(31,548)
Allocated Net Income (Loss)	37,576	22,862	4,151	(4,754)	59,835
Allowance Funding Value	(313)	(2,241)	(17)	2,571	—
GAAP Provision	2,169	3,173	—	(5,342)	—
Economic Provision	(5,609)	(6,094)	(236)	(10)	(11,949)
Tax Effect of Adjustments	1,389	1,910	93	1,029	4,421
Income (Loss) Before Capital Charge	35,212	19,610	3,991	(6,506)	52,307
Capital Charge	(11,255)	(10,865)	(2,523)	(27,740)	(52,383)
Net Income (Loss) After Capital Charge (NIACC)	$23,957	$8,745	$1,468	$(34,246)	$(76)

RAROC (ROE for the Company)	35%	20%	18%	(9)%	13%

Total Assets at June 30, 2003	$3,487,565	$2,242,905	$97,414	$3,723,050	$9,550,934

(1)          Certain 2003 information has been reclassified to conform to 2004 presentation.

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
(dollars in thousands except per share amounts)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$80,346	$81,428	$80,351	$82,715	$85,954
Income on Investment Securities - Held to Maturity	6,711	6,976	7,183	6,407	3,083
Income on Investment Securities - Available for Sale	21,745	20,846	19,032	16,483	19,815
Deposits	1,646	1,231	1,169	1,179	1,161
Funds Sold	177	417	85	248	822
Other	865	858	1,007	1,032	1,016
Total Interest Income	111,490	111,756	108,827	108,064	111,851
Interest Expense
Deposits	8,560	9,200	9,433	10,284	13,309
Securities Sold Under Agreements to Repurchase	2,222	1,926	1,359	1,947	2,391
Funds Purchased	506	231	249	271	219
Short-Term Borrowings	13	15	17	26	25
Long-Term Debt	4,340	4,353	4,417	4,431	5,422
Total Interest Expense	15,641	15,725	15,475	16,959	21,366
Net Interest Income	95,849	96,031	93,352	91,105	90,485
Provision for Loan and Lease Losses	(3,500)	—	—	—	—
Net Interest Income After Provision for Loan and Lease Losses	99,349	96,031	93,352	91,105	90,485
Non-Interest Income
Trust and Asset Management	12,995	13,864	12,759	12,511	12,545
Mortgage Banking	2,808	1,977	3,324	5,888	6,061
Service Charges on Deposit Accounts	9,540	9,950	9,442	8,901	8,645
Fees, Exchange, and Other Service Charges	14,243	13,239	13,725	16,034	13,473
Investment Securities Gains (Losses)	(37)	—	(20)	639	587
Insurance	3,303	3,643	3,597	3,988	3,015
Other	11,996	6,169	6,610	5,830	6,413
Total Non-Interest Income	54,848	48,842	49,437	53,791	50,739
Non-Interest Expense
Salaries and Benefits	46,689	46,001	46,409	45,731	47,711
Net Occupancy Expense	9,543	9,386	9,933	9,806	9,628
Net Equipment Expense	5,799	5,964	7,395	7,301	9,208
Information Technology Systems Replacement Project	—	—	—	4,349	10,105
Other	23,094	21,671	19,667	21,690	18,742
Total Non-Interest Expense	85,125	83,022	83,404	88,877	95,394
Income Before Income Taxes	69,072	61,851	59,385	56,019	45,830
Provision for Income Taxes	24,840	22,052	20,712	19,332	15,796
Net Income	$44,232	$39,799	$38,673	$36,687	$30,034

Basic Earnings Per Share	$0.84	$0.73	$0.70	$0.64	$0.50
Diluted Earnings Per Share	$0.79	$0.69	$0.66	$0.61	$0.48

Balance Sheet Totals
Total Assets	$9,688,769	$10,013,442	$9,461,647	$9,370,755	$9,550,934
Net Loans	5,662,410	5,587,811	5,628,095	5,437,730	5,333,896
Total Deposits	7,469,288	7,363,922	7,332,779	7,102,116	7,140,849
Total Shareholders’ Equity	699,438	785,768	793,132	823,760	913,010

Performance Ratios
Net Income to Average Total Assets (ROA)	1.80%	1.65%	1.66%	1.53%	1.27%
Net Income to Average Shareholders’ Equity (ROE)	24.28%	19.98%	18.59%	16.69%	12.93%
Efficiency Ratio (1)	56.49%	57.31%	58.41%	61.34%	67.55%
Efficiency Ratio excluding System Replacement Costs	56.49%	57.31%	58.41%	58.34%	60.39%

(1)          The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).